Household International
Reports Highest Quarterly EPS in its History;
Ninth Consecutive Record Quarter


-  Third Quarter Earnings Per Share of $.94, Up 13%
-  Net Income of $451 Million, Up 13%
-  Loan Portfolio Tops $83 Billion, Up 23%
-  Return on Equity Exceeds 24%

     Prospect Heights,  IL, October 18, 2000 -- Household  International  (NYSE:
HI) today reported the highest quarterly earnings in its history. Third quarter earnings per share rose 13 percent to $.94, compared to $.83 a year ago. Net income also rose to a third quarter record of $451.2 million, a 13 percent increase from $399.9 million a year ago. Cash earnings per share for the quarter totaled $1.02.

     For the first nine months of 2000, earnings per share increased 17 percent over the prior year to $2.52. Net income of over $1.2 billion represented a 15 percent increase over the same year-ago period.

     "Our strong third quarter results reflect a continuation of outstanding receivables and revenue growth. At the same time, we achieved year-over-year improvements in credit quality," said William F. Aldinger, Household's chairman and chief executive officer. "I am particularly pleased that Household is delivering record results while making significant investments in personnel, technology, sales incentives and marketing to support the growth of our franchise. These positive trends give us a high degree of confidence in our ability to deliver 15 percent EPS growth for 2000."

Receivable Growth
     The company's managed portfolio grew $3.5 billion, or four percent, during the quarter. All core product lines contributed to the growth. Growth in the company's domestic consumer finance business was particularly strong, increasing $2.3 billion in the quarter. Managed receivables rose 23 percent from a year ago, bringing the total portfolio to $83.5 billion at September 30.

Revenues
     Managed-basis revenues increased 13 percent, or $251 million, from a year ago. Strong increases in net interest income and credit card fees were tempered by lower securitization-related income. Revenues, excluding securitization-related income, increased 17 percent from the year-ago period.

     Net interest income increased 17 percent, or $233 million, driven by higher receivable volumes. In percentage terms, the managed net interest margin in the third quarter was 7.95 percent, compared to 8.17 percent in the second quarter and 8.36 percent a year ago. The change in mix toward more secured loans as well as higher funding costs have led to a somewhat lower net interest margin. The company's risk adjusted revenue (net interest margin and fees less chargeoffs), however, expanded to 7.45 percent from 7.37 percent in the prior quarter and 7.41 percent a year ago.

     Managed fee income grew 23 percent, or $71 million, compared to the third quarter of 1999, principally reflecting higher fees in the company's credit card businesses.

Operating Expenses
     Operating expenses rose 19 percent, or $121 million, from a year ago, driven by increased expenditures to support growth, including higher personnel costs and sales force incentive compensation as well as marketing expenses. Household s efficiency ratio was 33.8 percent for the third quarter of 2000, compared to 31.9 percent in the year-ago quarter.

Credit Quality and Loss Reserves
     The annualized managed net chargeoff ratio for the third quarter improved for a second consecutive quarter, to 3.47 percent from 3.74 percent in the second quarter. Dollars of net chargeoff also fell for the second consecutive quarter. The third quarter chargeoff ratio dropped 62 basis points from the level of a year ago, with improvement across all products. At September 30, the managed delinquency ratio (60+days) was 4.21 percent, compared with 4.16 percent in the second quarter and significantly below the year-ago level of
4.89 percent.

     Credit loss reserves increased $38 million in the third quarter, to almost $3 billion at September 30. The ratio of reserves-to-managed receivables was
3.58 percent  at the end of the  third  quarter,  compared  to  3.69 percent  at
June 30 and 3.84 percent a year ago. Reserves-to-nonperforming loans at September 30 were 106.7 percent compared to 101.5 percent a year earlier.

     Household's ratio of tangible equity to tangible managed assets improved to
7.33 percent at September 30, 2000 compared to 7.00 percent a year earlier.

Share Repurchase Program
     In connection with its $ 2 billion share repurchase program, announced on March 9, 1999, Household bought back 1.6 million shares in the third quarter, totaling $64 million. At September 30 the company had agreements with third parties to purchase, on a forward basis, approximately 6.6 million shares of its common stock at a weighted average price of $39.35 per share.

Notice of Live Webcast
     Household will broadcast its third quarter earnings teleconference call live over the Internet on its website at www.household.com. The call will begin today at 10:00 am Central Daylight Time. A replay will also be available after the end of the call, running through October 22, 2000.

     Household International, through its subsidiaries, is a leading provider of consumer finance, credit card, auto finance and credit insurance products in the United States, United Kingdom and Canada. In the United States, Household operates under the two oldest and most recognized names in consumer finance - HFC and Beneficial. Household is also one of the nation's largest issuers of private-label and general purpose credit cards, including the GM Card and the AFL-CIO's Union Privilege card. For more information, visit the company's web site at http://www.household.com.

     This press release contains certain estimates and projections that may be forward-looking in nature, as defined by the Private Securities Litigation Reform Act of 1995. A variety of factors may cause actual results to differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference are discussed in Household International's periodic reports that are filed with the SEC.
                                                       # # #

CONTACT:
Craig A. Streem, Vice President -- Investor Relations, 847-564-6053, or Celeste M. Murphy, Director -- Investor Relations, 847-564-7568, both of Household International
Quarterly Financial Supplement


September 30, 2000 - Quarterly Highlights
------------------------------------------
                                                                      %Change
Summary Managed Income Statement         Three Months Ended         from Prior
                                     -------------------------------------------
($ millions)                        9/30/00   6/30/00   9/30/99    Qtr.    Year
--------------------------------------------------------------------------------
Managed-basis net interest
   margin and other revenues (1)   $ 2,213.4 $ 2,092.5 $1,962.6    5.8%   12.8%
Managed-basis provision for
   credit losses (1) ...........       774.9     744.3    741.1    4.1     4.6
Operating expenses ..................  747.7     762.8    626.8   (2.0)   19.3
--------------------------------------------------------------------------------
Income before income taxes ..........  690.8     585.4    594.7   18.0    16.2
Income taxes ........................  239.6     201.5    194.8   18.9    23.0
--------------------------------------------------------------------------------
Net income ..........................$ 451.2  $  383.9  $ 399.9   17.5    12.8
--------------------------------------------------------------------------------
Common Stock Data
Basic earnings per common share .....$   .95  $    .80  $   .84   18.8%   13.1%
Diluted earnings per common share ...    .94       .80      .83   17.5    13.3
--------------------------------------------------------------------------------
Average common shares (millions) ....  472.4     473.3    475.6   (0.2)   (0.7)
Average common and equivalent
  shares (millions) .........          477.6     477.0    480.2    0.1    (0.5)
--------------------------------------------------------------------------------
Common stock price:
     High ...........................$ 57.44  $  48.19  $ 50.19   19.2    14.4
     Low ............................  41.00     36.00    36.19   13.9    13.3
     Period end .....................  56.63     41.56    40.13   36.3    41.1
--------------------------------------------------------------------------------
Dividends declared per common share .    .19       .19      .17     -     11.8
Book value per common share .........  16.00     15.28    13.26    4.7    20.7
--------------------------------------------------------------------------------
Key Ratios
--------------------------------------------------------------------------------
Return on average common shareholders'
   equity ...........                   24.2%     21.5%    25.3%  12.6%   (4.3)%
Return on average owned assets ......   2.48      2.27     2.80    9.3   (11.4)
Return on average managed assets ....   1.98      1.78     2.14   11.2    (7.5)
Managed efficiency ratio, normalized    33.8      36.5     31.9   (7.4)    6.0
Managed net interest margin .........   7.95      8.17     8.36   (2.7)   (4.9)
Total shareholders' equity as a
   percent of managed assets            9.06      9.06     8.91     -      1.7
Tangible equity to tangible
   managed assets                       7.33      7.23     7.00    1.4     4.7

(1) To aid analysis, net interest margin, other revenues, and provision for credit  losses are  presented  on a pro forma  managed  basis as if  receivables securitized  and  sold  with  limited  recourse  were  held  in  the  portfolio.
Policyholders' benefits have been netted against other revenues.
--------------------------------------------------------------------------------

Year to Date Highlights
-------------------------------------------------------------------------------
Summary Managed Income Statement                 Nine Months Ended
                                                -------------------
($ millions)                                   9/30/00      9/30/99  % Change
-------------------------------------------------------------------------------
Managed-basis net interest margin and
     other revenues ......................... $ 6,471.1  $  5,499.2    17.7%
Managed-basis provision for credit losses (1)   2,335.4     2,043.7    14.3
Operating expenses ..........................   2,294.0     1,892.6    21.2
----------------------------------------------------------------------------
Income before income taxes ..................   1,841.7     1,562.9    17.8
Income taxes ................................     633.7       515.3    23.0
----------------------------------------------------------------------------
Net income .................................. $ 1,208.0   $ 1,047.6    15.3
----------------------------------------------------------------------------
Common Stock Data
Basic earnings per common share ............. $    2.54   $    2.17    17.1%
Diluted earnings per common share ...........      2.52        2.15    17.2
----------------------------------------------------------------------------
Average common shares (millions) ............     472.1       479.7    (1.6)
Average common and equivalent shares (millions)   476.2       484.8    (1.8)
----------------------------------------------------------------------------
Common stock price:
     High ................................... $   57.44   $   52.31     9.8
     Low ....................................     29.50       36.19   (18.5)
     Period end .............................     56.63       40.13    41.1
----------------------------------------------------------------------------
Dividends declared per common share ......... $     .55   $     .51     7.8
----------------------------------------------------------------------------
Key Ratios
----------------------------------------------------------------------------
Return on average common shareholders' equity ..   22.6%      22.2%     1.8%
Return on average owned assets .................   2.38       2.52     (5.6)
Return on average managed assets ...............   1.87       1.89     (1.1)
Managed efficiency ratio, normalized ...........   35.5       34.4      3.2
Managed net interest margin ....................   8.13       8.21     (1.0)
----------------------------------------------------------------------------
(1) To aid analysis, net interest margin, other revenues, and provision for credit losses are presented on a pro forma managed basis as if receivables securitized and sold with limited recourse were held in the portfolio. Policyholders' benefits have been netted against other revenues.

Consolidated Statements of Income - Owned Basis
Three Months
                                                                   % Change
                                       Three Months Ended         from Prior
                                   --------------------------------------------
($ millions)                         9/30/00 6/30/00  9/30/99     Qtr.   Year
-------------------------------------------------------------------------------
Finance  income  .................. $2,262.1 $2,074.2 $1,694.7     9.1%   33.5%
Other interest income .............      8.3      9.2      8.0    (9.8)    3.8
Interest expense ..................  1,057.2    933.0    703.7    13.3    50.2
------------------------------------------------------------------------------
Net interest margin ...............  1,213.2  1,150.4    999.0     5.5    21.4
Provision for credit losses
   on owned receivables ....           524.4    495.6    438.1     5.8    19.7
-------------------------------------------------------------------------------
Net interest margin after
   provision for credit losses         688.8    654.8    560.9     5.2    22.8
-------------------------------------------------------------------------------
Securitization income .............    379.9    355.6    357.9     6.8     6.1
Insurance revenues ................    146.7    131.8    130.6    11.3    12.3
Investment income .................     43.9     42.5     45.0     3.3    (2.4)
Fee income ........................    216.2    195.9    155.7    10.4    38.9
Other income ......................     30.1     31.9     32.4    (5.6)   (7.1)
-------------------------------------------------------------------------------
Total other revenues ..............    816.8    757.7    721.6     7.8    13.2
-------------------------------------------------------------------------------
Salaries and fringe benefits ......    333.0    321.5    262.6     3.6    26.8
Sales incentives ..................     53.1     57.4     42.1    (7.5)   26.1
Occupancy and equipment expense ...     78.4     75.6     66.6     3.7    17.7
Other marketing expenses ..........    108.2    125.3     91.5   (13.6)   18.3
Other servicing and administrative
   expenses .......................    136.0    144.1    128.5    (5.6)    5.8
Amortization of acquired
   intangibles and goodwill .......     39.0     38.9     35.5     0.3     9.9
Policyholders' benefits ...........     67.1     64.3     61.0     4.4    10.0
-------------------------------------------------------------------------------
Total costs and  expenses  ........    814.8    827.1    687.8    (1.5)   18.5
------------------------------------------------------------------------------
Income  before  income taxes  .....    690.8    585.4    594.7    18.0    16.2
Income taxes ......................    239.6    201.5    194.8    18.9    23.0
-------------------------------------------------------------------------------
Net income ........................    451.2    383.9    399.9    17.5    12.8
Preferred dividends ...............     (2.3)    (2.3)    (2.3)    -        -
-------------------------------------------------------------------------------
Earnings  available  to common
   shareholders  ................... $ 448.9  $ 381.6  $ 397.6    17.6%   12.9%

--------------------------------------------------------------------------------
Effective  tax rate  ..............     34.7%    34.4%    32.8%    0.9%    5.8%
--------------------------------------------------------------------------------
Nine Months

                                                      Nine Months Ended
                                                     -------------------
($ millions)                                         9/30/00   9/30/99 % Change
-------------------------------------------------------------------------------
Finance  income  ...................................$ 6,252.3 $ 4,776.3   30.9%
Other interest income .............................      26.4      25.3    4.3
Interest expense ..................................   2,811.9   2,013.8   39.6
-------------------------------------------------------------------------------
Net interest margin ...............................   3,466.8   2,787.8   24.4
Provision for credit losses on owned receivables ..   1,542.1   1,263.2   22.1
-------------------------------------------------------------------------------
Net interest margin after provision for credit losses 1,924.7   1,524.6   26.2
-------------------------------------------------------------------------------
Securitization income .............................   1,081.9     995.3    8.7
Insurance revenues ................................     413.5     405.4    2.0
Investment income .................................     127.2     128.0   (0.6)
Fee income ........................................     591.4     421.2   40.4
Other income ......................................     195.3     180.0    8.5
-------------------------------------------------------------------------------
Total other revenues ...........                      2,409.3   2,129.9   13.1
-------------------------------------------------------------------------------
Salaries and fringe benefits ......................     956.6     778.5   22.9
Sales incentives ..................................     153.3     108.9   40.8
Occupancy and equipment expense ...................     229.5     200.0   14.8
Other marketing expenses ..........................     366.6     264.0   38.9
Other servicing and administrative expenses .......     466.9     433.4    7.7
Amortization of acquired intangibles and goodwill .     121.1     107.8   12.3
Policyholders' benefits ...........................     198.3     199.0   (0.4)
-------------------------------------------------------------------------------
Total costs and expenses ..........................   2,492.3   2,091.6   19.2
-------------------------------------------------------------------------------
Income before income taxes ........................   1,841.7   1,562.9   17.8
Income taxes ......................................     633.7     515.3   23.0
-------------------------------------------------------------------------------
Net income ........................................   1,208.0   1,047.6   15.3
Preferred dividends ...............................      (6.9)     (6.9)    -
-------------------------------------------------------------------------------
Earnings available to common shareholders  ........  $1,201.1  $1,040.7   15.4%
Effective tax rate ................................      34.4%     33.0%   4.2%
-------------------------------------------------------------------------------



Balance Sheet Data
-------------------------------------------------------------------------------
($ millions)                                     9/30/00    6/30/00    9/30/99
-------------------------------------------------------------------------------
Owned assets ..................................$ 73,728.6 $ 70,469.7 $ 57,585.5
Managed assets ................................  92,596.1   89,035.9   76,050.1
Managed receivables ...........................  83,453.9   79,945.0   67,807.1
Debt ..........................................  61,900.6   59,076.4   47,234.7
Trust originated preferred securities .........     675.0      675.0      375.0
Preferred stock ...............................     164.4      164.4      164.4
Common shareholders' equity ...................   7,550.4    7,224.7    6,240.0
Total shareholders' equity as a percent
   of managed assets ............................    9.06%      9.06%      8.91%
Tangible equity to tangible managed assets ......    7.33       7.23       7.00
--------------------------------------------------------------------------------

Consolidated Statements of Income - Managed Basis

Securitizations and sales of consumer receivables are a source of liquidity
for  us.  We  continue  to  service  the  securitized   receivables  after  such
receivables are sold and we retain a limited recourse obligation. Securitizations impact the classification of revenues and expenses in the statement of operations. When reporting on a managed basis, net interest margin, provision for credit losses, fee income, and securitization related income related to receivables sold are reclassified from securitization income into the appropriate caption.


Three Months                                                                                        % Change
                                                               Three Months Ended                   from prior
                                         --------------------------------------------------------  -------------

($ millions) .....                        9/30/00       (1)      6/30/00    (1)    9/30/99    (1)    Qtr.   Year
    .....................................
-----------------------------------------------------------------------------------------------------------------
Finance and other interest income ......$ 3,033.9      14.67% $  2,839.6   14.54% $2,368.2  14.04%    6.8%   28.1%
Interest expense .......................  1,390.6       6.72     1,244.8    6.37     958.3   5.68    11.7    45.1
-----------------------------------------------------------------------------------------------------------------
Net interest margin ....................  1,643.3       7.95%    1,594.8    8.17%  1,409.9   8.36%    3.0    16.6
Provision for credit losses ............    774.9                  744.3             741.1            4.1     4.6
-----------------------------------------------------------------------------------------------------------------
Net interest margin after provision
   for credit losses ...................    868.4      850.5       668.8    2.1       29.8
--------------------------------------------------------------------------------------------
Insurance revenues .....................    146.7      131.8       130.6   11.3       12.3
Investment income ......................     43.9       42.5        45.0    3.3       (2.4)
Fee income .............................    380.3      353.3       309.8    7.6       22.8
Securitization related income ..........     36.2        2.5        95.9    NMF      (62.3)
Other income ...........................     30.1       31.9        32.4   (5.6)      (7.1)
--------------------------------------------------------------------------------------------
Total other revenues ...................    637.2      562.0       613.7   13.4        3.8
Operating expenses and policyholders'
    benefits ...........................    814.8      827.1       687.8   (1.5)      18.5
--------------------------------------------------------------------------------------------
Income before income taxes .............    690.8      585.4       594.7   18.0       16.2
Income taxes ...........................    239.6      201.5       194.8   18.9       23.0
--------------------------------------------------------------------------------------------
Net income .............................   $451.2     $383.9      $399.9   17.5%      12.8%
--------------------------------------------------------------------------------------------
Average managed receivables:
     Real estate secured ...............$34,617.3  $31,912.0   $24,702.2    8.5%      40.1%
     Auto finance ......................  4,116.9    3,602.6     2,532.3   14.3       62.6
     MasterCard/Visa (2) ............... 16,193.1   15,748.2    15,021.5    2.8        7.8
     Private label ..................... 11,088.1   10,964.8    10,109.9    1.1        9.7
     Other unsecured ................... 15,123.7   14,154.5    13,255.6    6.8       14.1
     Commercial and other ..............    664.3      719.5       802.1   (7.7)     (17.2)
--------------------------------------------------------------------------------------------
     Total ............................. 81,803.4   77,101.6    66,423.6    6.1       23.2
Average noninsurance investments .......    471.4      563.0       607.6  (16.3)     (22.4)
Other interest-earning assets ..........    436.7      431.2       418.0    1.3        4.5
--------------------------------------------------------------------------------------------
Average managed interest-earning
     assets                             $82,711.5  $78,095.8  $ 67,449.2    5.9 %     22.6%
-------------------------------------------------------------------------------------------

(1)% Columns: comparison to average managed interest-earning assets, annualized.
(2)MasterCard and Visa are registered trademarks of MasterCard International, Incorporated and VISA USA Inc., respectively.

Nine Months
                                               Nine Months Ended
--------------------------------------------------------------------------------
($ millions)                             9/30/00  (1)   9/30/99    (1) % Change
-------------------------------------------------------------------------------
Finance and other interest income ...$   8,519.2 14.54% $6,850.6  13.82% 24.4%
Interest expense ....................    3,755.6  6.41   2,781.4   5.61  35.0
-------------------------------------------------------------------------------
Net interest margin .................    4,763.6  8.13%  4,069.2   8.21% 17.1
Provision for credit losses .........    2,335.4         2,043.7         14.3
-------------------------------------------------------------------------------
Net interest margin after provision
   for credit losses ................    2,428.2         2,025.5         19.9
-------------------------------------------------------------------------------
Insurance revenues ..................      413.5           405.4          2.0
Investment income ...................      127.2           128.0         (0.6)
Fee income ..........................    1,066.4           861.1         23.8
Securitization related income .......      103.4            54.5         89.7
Other income ........................      195.3           180.0          8.5
-------------------------------------------------------------------------------
Total other revenues ................    1,905.8         1,629.0         17.0
Operating expenses and policyholders'
    benefits ........................    2,492.3         2,091.6         19.2
-------------------------------------------------------------------------------
Income before income taxes ..........    1,841.7         1,562.9         17.8
Income taxes ........................      633.7           515.3         23.0
-------------------------------------------------------------------------------
Net income ..........................  $ 1,208.0       $ 1,047.6         15.3
-------------------------------------------------------------------------------
Average managed receivables:
     Real estate secured ............ $ 31,395.4      $ 23,953.7         31.1%
     Auto finance ...................    3,638.0         2,205.0         65.0
     MasterCard/Visa (2) ............   15,870.3        15,328.2          3.5
     Private label ..................   11,074.8        10,074.3          9.9
     Other unsecured ................   14,387.7        12,767.3         12.7
     Commercial and other ...........      718.1           805.9        (10.9)
-------------------------------------------------------------------------------
     Total ..........................   77,084.3        65,134.4         18.3
Average noninsurance investments ....      564.1           513.9          9.8
Other interest-earning assets .......      431.3           414.7          4.0
-------------------------------------------------------------------------------
Average managed interest-earning
     assets                            $ 78,079.7      $ 66,063.0         18.2%
-------------------------------------------------------------------------------

(1)% Columns: comparison to average managed interest-earning assets, annualized.
(2)MasterCard and Visa are registered trademarks of MasterCard International, Incorporated and VISA USA Inc., respectively.

Reconciliation of Securitization Related Income
                                                            Three Months Ended
-------------------------------------------------------------------------------
($ millions)                                       9/30/00   6/30/00    9/30/99
-------------------------------------------------------------------------------
Gross gains ...................................   $  142.5  $    96.8  $  172.0
Amortization ..................................     (106.3)     (94.3)    (76.1)
-------------------------------------------------------------------------------
Securitization related income .................       36.2        2.5      95.9
Over the life provision on new transactions ...      101.4       72.3     135.7
-------------------------------------------------------------------------------
Net effect of securitization activity .........   $  (65.2) $   (69.8) $  (39.8)
-------------------------------------------------------------------------------
Receivables securitized .......................   $1,705.6  $ 1,004.0  $1,670.0
-------------------------------------------------------------------------------

Reconciliation of Securitization Related Income
                                                    Nine Months Ended
------------------------------------------------------------------------
($ millions)                                    9/30/00        9/30/99
------------------------------------------------------------------------
Gross gains                                  $    403.7     $    310.7
Amortization                                     (300.3)        (256.2)
------------------------------------------------------------------------
Securitization related income                     103.4           54.5
Over the life provision on new transactions       295.7          239.7
------------------------------------------------------------------------
Net effect of securitization activity        $   (192.3)    $   (185.2)
------------------------------------------------------------------------
Receivables securitized                      $  4,181.6     $  3,152.0
------------------------------------------------------------------------

Receivables Analysis
End of Period Managed Receivables
                                                                  % Change
                                                                  from Prior
                                                                  -----------
($ millions)                  9/30/00      6/30/00     9/30/99   Qtr.  Year
-----------------------------------------------------------------------------
Real estate secured .........$  35,289.0 $ 33,964.7 $ 25,261.4   3.9%   39.7%
Auto finance ................    4,329.5    3,850.8    2,700.8  12.4    60.3
MasterCard/Visa .............   16,376.8   15,887.3   14,961.5   3.1     9.5
Private label ...............   11,278.0   10,951.3   10,456.2   3.0     7.9
Other unsecured .............   15,538.3   14,597.2   13,600.8   6.4    14.2
Commercial and other ........      642.3      693.7      826.4  (7.4)  (22.3)
------------------------------------------------------------------------------
Managed portfolio ...........$  83,453.9 $ 79,945.0 $ 67,807.1   4.4%   23.1%
------------------------------------------------------------------------------
Receivables (% of Managed Portfolio)
Real estate secured ..........      42.3%      42.5%     37.2%
Auto finance ................        5.2        4.8       4.0
MasterCard/Visa .............       19.6       19.8      22.1
Private label ...............       13.5       13.7      15.4
Other unsecured .............       18.6       18.3      20.1
Commercial and other ........         .8         .9       1.2
---------------------------------------------------------------
Total .......................      100.0 %    100.0%    100.0%
---------------------------------------------------------------



                                                                                             % Change
                                                                                             from prior
                                                                                            ------------
End of Period Receivables ($ millions)                   9/30/00      6/30/00    9/30/99     Qtr.   Year
----------------------------------------------------------------------------------------------------------
Owned receivables:
    Real estate secured .............................. $ 33,595.1  $ 32,168.5  $ 22,766.2     4.4%   47.6%
    Auto finance .....................................    1,917.7     1,753.7     1,065.3     9.4    80.0
    MasterCard/Visa ..................................    7,203.0     7,013.7     5,996.3     2.7    20.1
    Private label ....................................   10,128.0     9,801.3     9,806.2     3.3     3.3
    Other unsecured ..................................   11,100.3     9,947.9     8,882.1    11.6    25.0
    Commercial and other ..............................     642.3       693.7       826.4    (7.4)  (22.3)
-----------------------------------------------------------------------------------------------------------
Total owned receivables ..............................   64,586.4    61,378.8    49,342.5     5.2    30.9
-----------------------------------------------------------------------------------------------------------
Accrued finance charges ..............................    1,187.2     1,093.1       786.5     8.6    50.9
Credit loss reserve for owned receivables ............   (2,009.2)   (1,986.5)   (1,750.3)    1.1    14.8
Unearned credit insurance premiums and claims reserves     (646.0)     (593.7)     (541.2)    8.8    19.4
Amounts due and deferred from receivables sales ......    2,231.2     2,192.8     2,103.6     1.8     6.1
Reserve for receivables serviced with limited recourse     (976.8)     (961.7)     (855.5)    1.6    14.2
------------------------------------------------------------------------------------------------------------
Total owned receivables, net .........................   64,372.8    61,122.8    49,085.6     5.3    31.1
------------------------------------------------------------------------------------------------------------
Receivables serviced with limited recourse:
     Real estate secured .............................    1,693.9     1,796.2     2,495.2    (5.7)  (32.1)
     Auto finance ....................................    2,411.8     2,097.1     1,635.5    15.0    47.5
     MasterCard/Visa .................................    9,173.8     8,873.6     8,965.2     3.4     2.3
     Private label ...................................    1,150.0     1,150.0       650.0     -      76.9
     Other unsecured .................................    4,438.0     4,649.3     4,718.7    (4.5)   (5.9)
------------------------------------------------------------------------------------------------------------
     Total receivables serviced with limited recourse    18,867.5    18,566.2    18,464.6     1.6     2.2
------------------------------------------------------------------------------------------------------------
Total managed receivables, net ....................... $ 83,240.3  $ 79,689.0  $ 67,550.2     4.5%   23.2%
------------------------------------------------------------------------------------------------------------
(1) Personal Homeowner Loans are real estate loans that have been underwritten and priced as unsecured loans. Personal Homeowner Loans are included in the other unsecured line and comprise 4.1% of Household's total managed portfolio at
9/30/00, 3.8% at 6/30/00, and 3.4% at 9/30/99.


Credit Quality/Credit Loss Reserves


Two-Months-and-Over Contractual Delinquency
As a percent of managed consumer receivables, excludes
   commercial.
                             9/30/00      6/30/00       9/30/99
-----------------------------------------------------------------
Real estate secured ......... 2.77%         2.72%         3.46%
Auto finance ................ 2.19          1.99          2.26
MasterCard/Visa ............. 3.48          3.14          3.10
Private label ............... 5.67          5.77          6.66
Other unsecured ............. 7.72          7.92          8.57
-----------------------------------------------------------------
Total ....................... 4.21%         4.16%         4.89%
-----------------------------------------------------------------

Quarter-to-Date Chargeoffs, Net of Recoveries

As a percent of average managed consumer
   receivables, annualized, excludes commercial.
-----------------------------------------------------------------
Real estate secured           .41%           .47%          .58%
Auto finance                 4.45           4.28          4.55
MasterCard/Visa              5.23           5.57          6.15
Private label                5.28           5.43          5.60
Other unsecured              7.00           7.68          7.06
-----------------------------------------------------------------
Total                        3.47 %         3.74%         4.09%
-----------------------------------------------------------------

Nonperforming Assets

($ millions)                               9/30/00   6/30/00  9/30/99
----------------------------------------------------------------------
Nonaccrual managed receivables ...........$1,984.1  $1,841.8 $1,803.5
Accruing managed receivables
    90 or more days delinquent ...........   802.8     753.9    751.5
Renegotiated commercial loans ............    12.3      12.3     12.3
----------------------------------------------------------------------
Total nonperforming managed receivables .. 2,799.2   2,608.0  2,567.3
Real estate owned ........................   336.9     323.6    234.4
----------------------------------------------------------------------
Total nonperforming assets ...............$3,136.1  $2,931.6 $2,801.7
----------------------------------------------------------------------
Managed credit loss reserves as a percent
    of nonperforming managed receivables.    106.7%    113.0%   101.5%
----------------------------------------------------------------------

Credit Loss Reserves

($ millions)                           9/30/00           6/30/00           9/30/99
-------------------------------------------------------------------------------------------
Reserves for owned receivables
   at beginning of quarter ...........$1,986.5         $ 1,909.7          $1,737.6
Provision for credit losses ..........   524.4             495.6             438.1
Chargeoffs, net of recoveries ........  (474.9)           (474.0)           (441.3)
Other, net ...........................   (26.8)             55.2              15.9
--------------------------------------------------------------------------------------------
Reserves for owned receivables
   at end of quarter                   2,009.2           1,986.5            1,750.3
--------------------------------------------------------------------------------------------
Credit loss reserves for receivables
   serviced with limited recourse
   at beginning of quarter ...........   961.7             951.4              786.4
Provision for credit losses ..........   250.5             248.7              302.9
Chargeoffs, net of recoveries ........  (229.3)           (241.9)            (236.3)
Other, net ...........................    (6.1)              3.5                2.5
--------------------------------------------------------------------------------------------
Credit loss reserves for receivables
   serviced with limited recourse at
   end of quarter ....................   976.8             961.7              855.5
--------------------------------------------------------------------------------------------
Total managed credit loss reserves
   at end of quarter ................$ 2,986.0         $ 2,948.2           $2,605.8
--------------------------------------------------------------------------------------------
Credit loss reserves:
     Owned ........................   $2,009.2  3.11%(1)$1,986.5  3.24%(1) $1,750.3  3.55%(1)
     Serviced with limited recourse      976.8  5.18       961.7  5.18        855.5  4.63
---------------------------------------------------------------------------------------------
Total managed credit loss reserves    $2,986.0  3.58%   $2,948.2  3.69%    $2,605.8  3.84%
---------------------------------------------------------------------------------------------
(1)  % Columns:  comparisons to appropriate receivables.
